Exhibit 23.1


                        [Letterhead of Deloitte & Touche]

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 26, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of Statement Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, on 1 January 2002) included in the Shire Pharmaceuticals Group plc Form 10-K/A for the year ended 31 December 2002

/s/ Deloitte & Touche LLP
    DELOITTE & TOUCHE LLP
    Chartered Accountants

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December 23, 2003